Exhibit 99.1

Media Contacts:

Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Alexa Auerbach, +1 312-696-6481 or alexa.auerbach@morningstar.com

Rob Pinkerton, +1 202-803-5292 or rob@hellowallet.com

Investors may submit questions to investors@morningstar.com or by fax to +1 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. to Acquire HelloWallet Holdings, Inc., Leading Provider of Online Financial Wellness

CHICAGO, May 29, 2014—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, has entered into a definitive agreement to acquire HelloWallet Holdings, Inc., a leading provider of online financial wellness, for $52.5 million. When the transaction is completed in the coming days, Morningstar will pay $39.0 million because it currently has a minority stake in the company valued at $13.5 million.

Morningstar, through its advisory subsidiaries, is the largest provider of managed retirement accounts by participants served, with almost 1 million individuals enrolled. This acquisition will bring together HelloWallet’s comprehensive financial wellness expertise with Morningstar’s independent, research-based retirement advice to create a holistic retirement savings and advice offering.

HelloWallet was founded in 2009 by Dr. Matt Fellowes, a consumer finance expert and former Brookings Institution scholar. In January 2012, Morningstar became a HelloWallet investor with $6.75 million in Series B funding. HelloWallet has a loyal and committed client base of retirement plan sponsors, such as Marsh & McLennan, United Technologies, and Salesforce.com, as well as key relationships with leading retirement plan providers. HelloWallet combines behavioral economics and the psychology of decision-making with sophisticated technology to provide personalized, unbiased financial guidance to more than 1 million U.S. workers and their families through their employer benefit plans. HelloWallet has about 50 employees in Washington, D.C., and Fellowes will remain with the firm in a leadership role.

Brock Johnson, head of retirement solutions for Morningstar, said, “There is a strong mission and cultural alignment between Morningstar and HelloWallet. Both firms are independent, entrepreneurial, and grounded in academic research. We want to bring together HelloWallet’s expertise in behavioral and consumer research and analytics with Morningstar’s investment management capabilities to create the first holistic solution for the retirement market. HelloWallet’s done a tremendous job—its unique approach to financial wellness has changed the way employers view benefits programs and the way employees manage their daily finances. Working together, HelloWallet and Morningstar have an opportunity to significantly improve the financial and retirement outcomes of workers.”

Johnson added, “While we expect this acquisition to benefit our retirement clients and the participants they serve, HelloWallet’s capabilities could provide value for many of Morningstar’s clients, including advisors and asset managers.”

“Holistic advice is becoming a ‘must have’ capability, as employers increasingly look for integrated solutions across their retirement and healthcare programs. Today’s routine financial choices are directly linked to tomorrow’s long-term retirement, health, and savings decisions,” Fellowes, founder and CEO of HelloWallet, said. “We want to help people make the best decisions with their paychecks so they can actually have money to invest for their futures. We’re thrilled to become part of Morningstar, where we will be able to continue to grow our business and offer a total financial wellness and retirement planning solution for employers and their workers.”

Through HelloWallet’s website and mobile applications, employees input their goals and priorities and add their financial information, including income, bank accounts, credit cards, retirement plans, insurance, and investments. HelloWallet creates budgets and analyzes trends in financial behavior to recommend how members can prioritize financial decisions, identify ways to stretch their paychecks, and make the most of their benefits, such as 401(k) plans, health savings accounts, flexible spending accounts, and insurance. HelloWallet also automatically alerts members when they need to make changes.

The majority of participants who use HelloWallet make quantifiable changes in how much they save, use available benefits, and pay off debt. During the last 12 months, the median HelloWallet member increased savings deferrals by 38 percent. HelloWallet has also found that its members pay off debt two times faster after receiving the company’s proprietary, personalized financial guidance.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 456,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 12 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and had approximately $164 billion in assets under advisement and management as of March 31, 2014. The company has operations in 27 countries.

About HelloWallet

HelloWallet improves the performance of organizations by providing independent guidance that aligns corporate spending with human capital needs. HelloWallet’s cloud-based products offer executives a data platform for making workforce compensation and rewards decisions that drive sustained improvements in engagement and wellness. The company’s web and mobile applications provide personalized guidance to employees for converting their salary and benefits into prosperity. HelloWallet operates a double bottom line business model: for every five subscriptions sold, the company donates one subscription to a family in need through a philanthropic partner. For more information, visit www.hellowallet.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; a prolonged outage of our database and network facilities; any failures or disruptions in our electronic delivery systems and the Internet; liability and/or damage to our reputation as a result of some of our pending litigation; liability related to the storage of personal information about our users; general industry conditions and competition, including current global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles; the impact of market volatility on revenue from asset-based fees; failing to maintain and protect our brand, independence, and reputation; changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and challenges faced by our non-U.S. operations, including the concentration of development work at our offshore facilities in China and India. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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